UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2025

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2025, MacroGenics, Inc. (the “Company”) and Stephen Eck, M.D., Ph.D., Senior Vice President, Clinical Development and Chief Medical Officer of the Company, mutually agreed that Dr. Eck would depart the Company, effective as of December 31, 2025. In connection with Dr. Eck's departure, oversight of the clinical development function will be assumed on an interim basis by Frank Perabo, M.D., Ph.D., Vice President, Clinical Development. The Company has engaged an executive recruiter to conduct a search for a new Chief Medical Officer.

Since joining MacroGenics in July 2020 as Senior Vice President, Clinical Development and Chief Medical Officer, Dr. Eck has led the Company’s clinical development efforts across multiple studies, and the Company thanks him for his service.

In connection with Dr. Eck’s departure, he will receive the payments and benefits pursuant to a qualifying termination as set forth in his employment agreement with the Company (the “Employment Agreement”), as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 11, 2025, subject to the terms and conditions of the Employment Agreement, including, without limitation, his signing of an effective general release and waiver of claims (the “Release”) and compliance with the terms of the Release and his restrictive covenant obligations owed to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2025	MACROGENICS, INC.
By: /s/ Jeffrey Peters Jeffrey Peters Senior Vice President and General Counsel